Exhibit 5.1

January 14, 2026

Faraday Future Intelligent Electric Inc.

18455 S. Figueroa Street

Gardena, CA 90248

Re:	Registration Statement on Form S-1 of Faraday Future Intelligent Electric Inc.

Ladies and Gentlemen:

We have acted as counsel to Faraday Future Intelligent Electric Inc., a Delaware corporation (the “Company”), in connection with the Registration Statement on Form S-1 (the “Registration Statement”) filed by the Company on the date hereof with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Securities Act”), relating to the offering for resale of up to an aggregate 24,928,594 shares of the Company’s Class A Common Stock, par value $0.0001 per share (“Common Stock”), consisting of (i) up to 24,775,574 shares of Class A Common Stock issuable upon the conversion of (a) certain unsecured convertible promissory notes (the “March Unsecured Notes”) issued in a private placement to certain institutional investors pursuant to a Securities Purchase Agreement, dated as of March 21, 2025 (the “March SPA” and such financing, the “March Financing”); (b) certain unsecured convertible promissory notes (the “December Incremental Notes”) issued upon exercise of certain incremental warrants (the “December Incremental Warrants” and together with the December Incremental Notes, the “December Securities”) issued in a private placement to certain institutional investors pursuant to a Securities Purchase Agreement, dated as of December 21, 2024 (the “December SPA” and together with the December Securities, the “December Securities Documents” and such financing, the “December Financing”); (c) certain unsecured convertible promissory notes (the “September Incremental Notes”) issued upon exercise of certain incremental warrants (the “September Incremental Warrants” and together with the September Incremental Notes, the “September Securities”) issued in a private placement to certain institutional investors pursuant to a Securities Purchase Agreement, dated as of September 5, 2024 (the “September SPA” and together with the September Securities, the “September Securities Documents” and such financing, the “September Financing”); (d) certain unsecured convertible promissory notes (the “March Incremental Notes” and together with the March Unsecured Notes, the “March Notes”) issued upon exercise of certain incremental warrants (the “March Incremental Warrants” and together with the March Notes and the March SPA, the “March Securities Documents”) issued in the March Financing pursuant to the March SPA; (e) certain unsecured convertible promissory notes (the “July Notes”) issued pursuant to that certain securities purchase agreement, dated as of July 14, 2025 (the “July SPA” and together with the July Notes, the “July Securities Documents” and such financing, the “July Financing”); and (f) certain unsecured convertible promissory notes (the “August Additional May 2023 Unsecured Notes” and collectively with the March Notes, the December Incremental Notes, the September Incremental Notes, and the July Notes, the “Subject Notes” and the shares of Common Stock issuable upon conversion thereof, the “Subject Note Shares”) issued to an accredited investor in connection with that certain securities purchase agreement by and between the Company and certain institutional investors, dated May 8, 2023, as amended from time to time (the “Unsecured SPA” and collectively with the August Additional May 2023 Unsecured Notes, the March Securities Documents, the December Securities Documents, the September Securities Documents, and the July Securities Documents, the “Financing Documents”); and (ii) 153,020 shares of Common Stock (the “Bitron Settlement Shares”) issued to Bitron, S.P.A. (the “Bitron”), in settlement of amounts owed to it, pursuant to a settlement agreement (the “Settlement Agreement”) by and among the Company, Faraday & Future Inc., a California corporation wholly owned by the Company (“Faraday Future”), and Bitron, dated as of August 15, 2025; in each case, for the account of the persons listed as selling securityholders identified in the Registration Statement (the “Selling Stockholders”). This opinion letter is furnished to you at your request to enable you to fulfill the requirements of Item 601(b)(5) of Regulation S-K, 17 C.F.R. § 229.601(b)(5), in connection with the Registration Statement.

Faraday Future Intelligent Electric Inc. January 14, 2026 Page 2

In our capacity as corporate counsel to the Company and for the purposes of this opinion, we have examined originals, or copies certified or otherwise identified to our satisfaction, of the following documents:

1.	the Registration Statement (including the prospectus contained therein);

2.	the Third Amended and Restated Certificate of Incorporation of the Company, as amended and as currently in effect;

3.	the Amended and Restated Bylaws of the Company, as currently in effect;

4.	the Financing Documents;

5.	the Settlement Agreement; and

6.	certain Unanimous Written Consents of the Board of Directors of the Company and resolutions of the Board of Directors of the Company authorizing the transactions relating to the Financing Documents.

In rendering the opinions expressed below, we have assumed without verification the genuineness of all signatures, the legal capacity of natural persons, the authenticity of all documents submitted to us as originals, the conformity to the originals of all documents submitted to us as copies and the authenticity of the originals of such copies, and the due authorization, execution and delivery of all documents by all parties and the validity, binding effect and enforceability thereof (other than the authorization, execution and delivery of documents by the Company and the validity, binding effect and enforceability thereof upon the Company). In addition, we have assumed and not verified the accuracy as to the factual matters of each document we have reviewed and the accuracy of, and each applicable party’s full compliance with, any representations and warranties contained therein. As to questions of fact material to this opinion, we have, to the extent that we have deemed appropriate, and without any independent investigation or verification thereof, relied upon the truth and accuracy of certain representations of certain officers of the Company, as well as the statements, covenants, representations and warranties set forth in the documents we have reviewed.

Based upon the foregoing and subject to the assumptions, exceptions, limitations and qualifications set forth herein, we are of the opinion that:

1.	The Subject Note Shares issuable upon the conversion of the Subject Notes have been duly authorized for issuance by all necessary corporate action on the part of the Company and, when issued and delivered against payment therefor upon conversion of the Subject Notes in accordance with the terms therein, will be validly issued, fully paid and non-assessable.

2.	The Bitron Settlement Shares have been duly authorized for issuance by all necessary corporate action on the part of the Company and are validly issued, fully paid and non-assessable.

Faraday Future Intelligent Electric Inc. January 14, 2026 Page 3

Our opinion is limited to applicable statutory provisions of the Delaware General Corporation Law (the “DGCL”) and the reported judicial decisions interpreting those laws, and federal laws of the United States of America to the extent referred to specifically herein. We are generally familiar with the DGCL as currently in effect and the judicial decisions thereunder and have made such inquiries and review of matters of fact and law as we determined necessary to render the opinions contained herein. We assume no obligation to revise or supplement this opinion letter in the event of future changes in such laws or the interpretations thereof or such facts. We express no opinion regarding the Securities Act, or any other federal or state laws or regulations.

This opinion letter is issued as of the date hereof and is necessarily limited to laws now in effect and facts and circumstances presently existing and brought to our attention. We assume no obligation to supplement this opinion letter if any applicable laws change after the date hereof, or if we become aware of any facts or circumstances that now exist or that occur or arise in the future and may change the opinions expressed herein after the date hereof.

We hereby consent to the filing of this opinion as Exhibit 5.1 to the Registration Statement and to the use of our name under the caption “Legal Matters” in the Registration Statement and the prospectus that forms a part thereof. In giving the foregoing consent, we do not admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act, or the rules and regulations of the Commission.

Very truly yours,

/s/ PRYOR CASHMAN LLP